LEASE and WELL PURCHASE AGREEMENT

Anderson Lease with 3 oil wells and one Salt Water disposal well located in

Barton County, Kansas

NW/4 28-20S-12W

Total Acreage: 160 +/- acres

THIS Purchase Agreement is made and entered into on this 9h day of May 2018, by and between the undersigned, SUPERNOVA ENERGY, whose address is 265 Sunrise Hwy STE 1-276 Rockville Centre, New York 11570, hereinafter referred to as “SUPERNOVA”, and Harbourtown Inc. an American corporation, whose address is 5466 Canvasback RD Blain, Wa 98230 , hereinafter referred to as “Harbourtown”.

WITNESSETH

WHEREAS, Harbourtown owns an 18.4% working interest in The Anderson Lease (the “Lease”) in the counties and states noted hereinabove in an area known to the parties hereto by the project name noted hereinabove; and,

WHEREAS, SUPERNOVA desires to purchase 18.4% working interest of said lease and wells.

NOW, THEREFORE, in consideration of the premises, the parties hereto do hereby agree and stipulate as follows, to-wit:

1.	SUPERNOVA agrees to pay to Harbortown the amount of $20,000 US within 90 days and 20,000 newly issued preferred shares of Supernova Energy, Inc. to purchase an 18.4% working interest in the three existing wells and in the remaining undeveloped portions of the lease.

2.      Harbourtown agrees to transfer ownership to Supernova Energy for the above consideration. In an event that the above consideration is not completed within 90 days the working interest defaults back to the seller.

3.      SUPERNOVA agrees and accepts the conditions of this Agreement and further acknowledges that the oil and gas business is inherently risky and that all or part of any investment on this project may be lost. With this in mind, Harbourtown makes no representation or guarantee regarding any amount of possible oil or gas production or the numerous risks in connection with an investment in this project. SUPERNOVA further states that it can withstand the total loss of investment without causing a change in lifestyle.

4.      This Agreement embodies the entire agreement between the parties hereto, and supersedes any and all prior negotiations or agreements in regard thereto. No alteration or extensions of this Agreement shall be binding unless in writing and signed by the parties hereto.

5.	The parties hereto acknowledge that they have read the above and foregoing Agreement thoroughly, that there has been adequate opportunity to consult legal counsel concerning this Agreement and that they have executed the same freely and voluntarily on the date hereof.

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IN WITNESS WHEREOF, this Agreement has been agreed to and signed by each of the parties hereto, as of the day first above written.

SUPERNOVA ENERGY

BY: /s/ Kevin Malone

Kevin Malone, President and Sole Director

Harbourtown Inc.

BY: /s/ Kenneth Liebscher
Kenneth Liebscher

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LEASE and WELL PURCHASE AGREEMENT

Anderson Lease with 3 oil wells and one Salt Water disposal well located in

Barton County, Kansas

NW/4 28-20S-12W

Total Acreage: 160 +/- acres

THIS Purchase Agreement is made and entered into on this 9h day of May 2018, by and between the undersigned, SUPERNOVA ENERGY, whose address is 265 Sunrise Hwy STE 1-276 Rockville Centre, New York 11570, hereinafter referred to as “SUPERNOVA”, and Navon Consulting, an American corporation, whose address is PMB 18 H Street Blain, WA 98230, hereinafter referred to as “Navon”.

WITNESSETH

WHEREAS, Navon owns an 18.4% working interest in The Anderson Lease (the “Lease”) in the counties and states noted hereinabove in an area known to the parties hereto by the project name noted hereinabove; and,

WHEREAS, SUPERNOVA desires to purchase 18.4% working interest of said lease and wells.

NOW, THEREFORE, in consideration of the premises, the parties hereto do hereby agree and stipulate as follows, to-wit:

1.	SUPERNOVA agrees to pay to Navon the amount of $20,000 US within 90 days and 20,000 newly issued preferred shares of Supernova Energy, Inc. to purchase an 18.4% working interest in the three existing wells and in the remaining undeveloped portions of the lease.

2.      Navon agrees to transfer ownership to Supernova Energy for the above consideration. In an event that the above consideration is not completed within 90 days the working interest defaults back to the seller.

3.      SUPERNOVA agrees and accepts the conditions of this Agreement and further acknowledges that the oil and gas business is inherently risky and that all or part of any investment on this project may be lost. With this in mind, Navon makes no representation or guarantee regarding any amount of possible oil or gas production or the numerous risks in connection with an investment in this project. SUPERNOVA further states that it can withstand the total loss of investment without causing a change in lifestyle.

4.      This Agreement embodies the entire agreement between the parties hereto, and supersedes any and all prior negotiations or agreements in regard thereto. No alteration or extensions of this Agreement shall be binding unless in writing and signed by the parties hereto.

5.	The parties hereto acknowledge that they have read the above and foregoing Agreement thoroughly, that there has been adequate opportunity to consult legal counsel concerning this Agreement and that they have executed the same freely and voluntarily on the date hereof.

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IN WITNESS WHEREOF, this Agreement has been agreed to and signed by each of the parties hereto, as of the day first above written.

SUPERNOVA ENERGY

BY: /s/ Kevin Malone

Kevin Malone, President and Director

Navon Consulting

BY: /s/ Ruthy Navon
Ruthy Navon

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